                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 17, 2000 on the financial statements of Fortis Benefits Insurance Company in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-43886) and related Prospectus and Statement of Additional Information of Fortis Benefits Insurance Company for the registration of flexible premium deferred variable annuity contracts.



/s/
    --------------------
    Ernst & Young LLP


Minneapolis, Minnesota
November 8, 2000